                     THE CENTRAL EUROPEAN EQUITY FUND, INC.
                               31 West 52nd Street
                            New York, New York 10019


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 30, 2000
--------------------------------------------------------------------------------


To our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of The Central European Equity Fund, Inc., a Maryland corporation (the "Fund"), will be held at 3:00 P.M., New York time, on June 30, 2000 at the offices of Deutsche Bank Securities Inc., 31 West 52nd Street, 5th Floor, New York, New York for the following purposes:

         1. To elect five Directors, each to hold office for a term of three years and until their successors are duly elected and qualify.

         2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending October 31, 2000.

         3. To transact such other business as may properly come before the meeting.

         Only holders of record of Common Stock at the close of business on May 10, 2000 are entitled to notice of and to vote at this meeting or any adjournment thereof.

         If you have any questions or need further information, please contact Morrow & Co., Inc., the Fund's proxy solicitors, at 909 Third Avenue, New York, New York 10022, or 1-800-662-5200.


                                              By Order of the Board of Directors

                                              Robert R. Gambee
                                              Chief Operating Officer
                                              and Secretary

Dated: May 12, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT TO THE FUND. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                     THE CENTRAL EUROPEAN EQUITY FUND, INC.
                               31 West 52nd Street
                            New York, New York 10019

                         Annual Meeting of Stockholders
                                  June 30, 2000

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

         This proxy statement is furnished by the Board of Directors of The Central European Equity Fund, Inc., a Maryland corporation (the "Fund"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 3:00 P.M., New York time, on June 30, 2000 at the offices of Deutsche Bank Securities Inc., 31 West 52nd Street, 5th Floor, New York, New York. The purpose of the Meeting and the matters to be considered are set forth in the accompanying Notice of Annual Meeting of Stockholders.

         If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted FOR the election of Directors and FOR the ratification of the appointment of independent accountants. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or a subsequently executed proxy or by attendance at the Meeting and voting in person.

         The close of business on May 10, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 9,123,795 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote on each matter that comes before the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about May 12, 2000.

         The Board of Directors of the Fund has nominated five Directors for election at the Meeting (Proposal 1) and approved the appointment of PricewaterhouseCoopers LLP as independent accountants to the Fund for the fiscal year ending October 31, 2000, for ratification by the stockholders at the Meeting (Proposal 2).

         A quorum is necessary to hold a valid meeting. If stockholders entitled to cast one-third of all votes entitled to be cast at the Meeting are present in person or by proxy, a quorum will be established. Abstentions will be counted for purposes of determining whether a quorum has been established, but will have no effect on the election of Directors (Proposal 1) or the consideration of the approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Fund (Proposal 2).

         PROPOSAL 1: ELECTION OF DIRECTORS

         The Fund's charter (the "Charter") provides that the Board of Directors be divided into three classes of Directors serving staggered three-year terms. The term of office for Directors in Class III expires at the 2000 Annual Meeting, Class I at the next succeeding Annual Meeting and Class II at the following succeeding Annual Meeting. Four Class III and one Class I nominees are proposed in this Proxy Statement for election.

         Should any vacancy occur on the Board of Directors, the remaining Directors would be able to fill such vacancy by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum. Any Director elected by the Board to fill a vacancy would hold office until the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualifies. If the size of the Board is increased, additional Directors will be apportioned among the three classes to make all classes as nearly equal as possible.

         Unless authority is withheld, it is the intention of the persons named in the accompanying form of proxy to vote each proxy for the election of the nominees listed below. Each nominee has indicated that he will serve as a Director if elected, but if any nominee should be unable to serve, proxies will be voted for any other person determined by the persons named in the form of proxy in accordance with their discretion. Each of the nominees, with the exception of Ambassador Burt, is currently a member of the Board of Directors.

Information Regarding Directors and Officers

         The following table shows certain information about the Directors, including beneficial ownership of Common Stock of the Fund. Each has served as a Director of the Fund since the Fund's inception in 1986, except for Prof. Dr. Kohler and Mr. Storr, who were elected to the Board on June 21, 1991 and June 20, 1997, respectively.

         The following Directors have been nominated for election at the 2000 Annual Meeting:

                                                                                               Shares of Common Stock
                                                                                                Beneficially Owned,
                                                                                               Directly or Indirectly,
     Name                Age  Position with Fund Principal Occupations During Past Five Years    at May 10, 2000(1)
     -----               ---  ------------------ --------------------------------------------    -----------------

Richard R. Burt(5)        53   Director           Chairman, IEP Advisors, Inc. and                     --
   Class I                                           Weirton Steel, Member of the
                                                     Boards of Hollinger
                                                     International, Archer
                                                     Daniels Midland and
                                                     Homestake Mining, Director,
                                                     Flag Investors Fund Family;
                                                     Director, The Mitchel
                                                     Hutchins family of funds;
                                                     Member, Textron Corporation
                                                     International Advisory
                                                     Council. Partner, McKinsey
                                                     & Company (1991-1994),
                                                     Chief Negotiator U.S. in
                                                     the Strategic Arms
                                                     Reduction Talks (START)
                                                     with the former Soviet
                                                     Union (1989-1991), U.S.
                                                     Ambassador to the Federal
                                                     Republic of Germany
                                                     (1985-1989).

                                                                                               Shares of Common Stock
                                                                                                Beneficially Owned,
                                                                                               Directly or Indirectly,
     Name                Age  Position with Fund Principal Occupations During Past Five Years    at May 10, 2000(1)
     -----               ---  ------------------ --------------------------------------------    -----------------

Prof. Dr. Claus Kohler    72   Director           Member of the Administrative Board                   --
   Class III                                         of Bundesanstalt fur
                                                     Vereinigungsbedingte Sonderaufgaben
                                                     (1995-1996). Member of the
                                                     Administrative Board of Treuhandanstalt
                                                     (1990-1994). Member of the Board of
                                                     Governors and of the Central Bank
                                                     Council of Deutsche Bundesbank (until
                                                     1990). Member of the Advisory Board of
                                                     Westfalische Hypothekenbank AG. Member
                                                     of the Advisory Panel to the Board of
                                                     Governors of the Central Bank of Oman.
                                                     Member of the Board (Kuratorium) of the
                                                     Institute of Empirical Economic
                                                     Research. Professor of Economics,
                                                     University of Hannover. Professor of
                                                     Economics, University of Frankfurt a.M.

Christian H.              56   Director           Company Director of DWS Investment                   --
Strenger(2)(3)(4)                                    GmbH (since 1999). Managing Director
   Class III                                         of DWS - Deutsche Gesellschaft fur
                                                     Wertpapiersparen mbH (1991-1999).
                                                     Chairman of Deutsche Fund Management,
                                                     Inc. (1997-2000). Managing Director of
                                                     Deutsche Bank Securities Corporation
                                                     (1986-1991).

Werner Walbrol(5)         62   Director           President and Chief Executive Officer of            259
   Class III                                         the German American Chamber of
                                                     Commerce, Inc. and the European
                                                     American Chamber of Commerce, Inc.
                                                     Director of TUV Rheinland of North
                                                     America, Inc. President and Director of
                                                     German American Partnership Program,
                                                     Director of AXA Nordstern Art Insurance
                                                     Corporation.

                                                                                               Shares of Common Stock
                                                                                                Beneficially Owned,
                                                                                               Directly or Indirectly,
     Name                Age  Position with Fund Principal Occupations During Past Five Years    at May 10, 2000(1)
     -----               ---  ------------------ --------------------------------------------    -----------------

Otto Wolff von            81   Director           Chairman of the Board of Otto Wolff                  --
Amerongen                                            Industrieberatung & Beteiligungen
   Class III                                         GmbH (industrial consulting). Chairman
                                                     of the German East-West Trade Committee
                                                     (until 2000). Honorary Chairman of the
                                                     Association of German Chambers of
                                                     Industry and Commerce. Chairman of the
                                                     Board of Management of the Otto Wolff
                                                     Foundation. Member of the Atlantic
                                                     Advisory Council of United Technologies
                                                     Corp. (until 1992). Chairman of the
                                                     Supervisory Board of DWA, Deutsche
                                                     Waggonbau AG (until 1999), Chairman of
                                                     the Supervisory Board of Allbecon AG,
                                                     Dusseldorf. Member of the Advisory
                                                     Council of Allianz Versicherungs-AG
                                                     (until February 1994). Member of the
                                                     Advisory Council of
                                                     Creditanstalt-Bankverein (until 1998).
                                                     President of the German Society for East
                                                     European Studies (until 1999). Member of
                                                     the Board of Directors of the German
                                                     Society for Foreign Affairs. President
                                                     of the German Business Association in
                                                     the Russian Federation, Moscow.

         The following are Directors whose terms continue:
Detlef Bierbaum(3)        57   Director           Partner of Sal. Oppenheim Jr. & Cie KGaA.            --
   Class I                                           Member of the Supervisory Boards of
                                                     Nanz Stiftung, ESCADA
                                                     Aktiengesellschaft, Tertia
                                                     Handels-beteiligungsgesellschaft mbH
                                                     and Douglas AG.

                                                                                               Shares of Common Stock
                                                                                                Beneficially Owned,
                                                                                               Directly or Indirectly,
     Name                Age  Position with Fund Principal Occupations During Past Five Years    at May 10, 2000(1)
     -----               ---  ------------------ --------------------------------------------    -----------------

Edward C. Schmults(5)     69   Director           Member of the Board of Directors of                 756
   Class I                                           Green Point Financial Corp. and
                                                     Viatel, Inc., Chairman of the Board of
                                                     Trustees of The Edna McConnell Clark
                                                     Foundation. Senior Vice
                                                     President-External Affairs and General
                                                     Counsel of GTE Corporation (1984-1994).
                                                     Deputy Attorney General of the U.S.,
                                                     Department of Justice (1981-1984).
                                                     Partner, White & Case (1965-1973 and
                                                     1977-1981).

John A. Bult(2)(3)        63   Director           Chairman of PaineWebber International,            3,286
   Class II                                          Director of The France Growth
                                                     Fund, Inc. and The Greater China Fund,
                                                     Inc.

Hans G. Storr             68   Director           President, Storr Investments. Chief               3,227
   Class II                                          Financial Officer of Philip Morris
                                                     Companies, Inc. (1979-1996), Member of
                                                     the Board of Directors of Philip Morris
                                                     Companies, Inc. (1982-1996), Chairman
                                                     and Chief Executive Officer of Philip
                                                     Morris Capital Corporation (1982-1996).

Dr. Juergen F. Strube     60   Director           Chairman of the Board of Executive                   --
                                                     Directors of BASF AG.
                                                     Chairman and President of
                                                     BASF Corporation
                                                     (1985-1988).

Robert H. Wadsworth(2)(5) 60   Director           President of The Wadsworth Group,                 1,641
   Class II                                          First Fund Distributors, Inc. and
                                                     Trust for Investment Managers, Vice
                                                     President of Professionally Managed
                                                     Portfolios and Advisors Series Trust.

--------------------------------------------------------------------------------
(1) As of May 10, 2000, all Directors and officers as a group owned less than 1% of the outstanding Common Stock of the Fund.

(2) Indicates that Messrs. Bult, Strenger and Wadsworth each also serve as a Director of The New Germany Fund, Inc., one of the two other closed-end registered investment companies for which Deutsche Bank Securities Inc. acts as manager.

(3) Indicates "interested" Director, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Mr. Bierbaum is an "interested" Director because of his affiliation with Sal. Oppenheim Jr. & Cie KGaA, which is the parent company of a registered broker-dealer; Mr. Bult is an "interested" Director because of his affiliation with PaineWebber Incorporated, a registered broker-dealer; and Mr. Strenger is an "interested" Director because of his ownership of Deutsche Bank shares.

(4) Indicates that Mr. Strenger owns shares of Deutsche Bank, of which Deutsche Asset Management International GmbH ("DeAM") and Deutsche Bank Securities Inc. are wholly-owned subsidiaries. As of May 10, 2000, Mr. Strenger owned less than 1% of the outstanding shares of Deutsche Bank.

(5) Indicates that Messrs. Burt and Wadsworth also serve as Directors of the Flag Investors Portfolios Trust and Flag Investors Funds, Inc., both open-end investment companies managed by the Deutsche Bank Group. Messrs. Schmults and Walbrol also serve as directors of Deutsche Asset Management VIT Funds, managed by the Deutsche Bank Group.

         Each Director also serves as a Director of The Germany Fund, Inc., one of the two other closed-end registered investment companies for which Deutsche Bank Securities Inc. acts as manager.

         The Board of Directors presently has an Audit Committee composed of Messrs. Burt, Schmults, Storr, Wadsworth and Walbrol. The Audit Committee makes recommendations to the full Board with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. The Audit Committee met three times during the fiscal year ended October 31, 1999. In addition, the Board has an Advisory Committee composed of Messrs. Burt, Schmults, Storr, Wadsworth and Walbrol. The Advisory Committee makes recommendations to the full Board with respect to the Management Agreement between the Fund and Deutsche Bank Securities Inc. and the Investment Advisory Agreement between the Fund and DeAM. The Advisory Committee met once during the past fiscal year. The Board has an Executive Committee composed of Messrs. Strenger, Burt, Schmults, Storr, Wadsworth and Walbrol. The Board has a Nominating Committee composed of Messrs. Wadsworth and Walbrol. It is expected that a third Director will be appointed at the next Board of Directors' meeting. The Nominating Committee makes recommendations to the full Board with respect to the selection of candidates to fill vacancies on the Board of Directors intended to be filled by persons not affiliated with Deutsche Bank Securities Inc. or DeAM, and the Nominating Committee must evaluate the qualifications of all nominees for directorship pursuant to the director qualification provisions in the Fund's Bylaws. The Nominating Committee will consider suggestions from stockholders submitted in writing to the Secretary of the Fund.

         During the past fiscal year, the Board of Directors had four regular meetings and two special meetings, and each incumbent Director, with the exception of Messrs. Bierbaum, Strube and Wolff attended at least 75% of the aggregate number of meetings of the Board and meetings of Board Committees on which that Director served. Each incumbent Director, with the exception of Dr. Strube, attended at least 75% of the number of regular meetings of the Board.

         The Fund pays each of its Directors who is not an interested person of the Fund, the Investment Adviser or the Manager an annual fee of $7,500 plus $750 for each meeting attended. Each such Director who is also a Director of The Germany Fund, Inc. or The New Germany Fund, Inc. also receives the same annual and per-meeting fees for services as a Director of each such fund. Each of the Fund, The Germany Fund, Inc. and The New Germany Fund, Inc. (which three funds, together with the Flag Investors Portfolios Trust, Flag Investors Funds, Inc. and Deutsche Asset Management VIT Funds, represent the entire Fund Complex advised by the Manager and the Investment Adviser within the meaning of the applicable rules and regulations of the Securities and Exchange Commission, reimburses the Directors (except for those employed by the Deutsche Bank group) for travel expenses in connection with Board meetings. The following table sets forth the aggregate compensation from the Fund for the fiscal year ended October 31, 1999, and from the Fund and such other funds for the year ended December 31, 1999, for each Director who is not an interested person of the Fund, and for all such Directors as a group:

                                               Aggregate Compensation            Total Compensation
            Name of Director                          From Fund                   From Fund Complex
             ---------------                   ----------------------            ------------------
Richard R. Burt                                       $ 4,000                         $ 34,500
      Prof. Dr. Claus Kohler                            7,800                           19,800
      Edward C. Schmults                               13,500                           41,320
      Hans G. Storr                                    15,000                           30,000
      Dr. Juergen F. Strube                             6,750                           15,750
      Robert H. Wadsworth                              15,750                           71,750
      Werner Walbrol                                   15,000                           44,570
      Otto Wolff von Amerongen                          7,275                           17,025
                                                      -------                         --------
                        Total                         $85,075                         $274,715
                                                      =======                         ========

         No compensation is paid by the Fund to Directors or officers who are interested persons of the Fund, Deutsche Bank Securities Inc. or Deutsche Asset Management International GmbH.

         The officers of the Fund other than as shown above are as follows (each also serving as an officer of The Germany Fund, Inc. and The New Germany Fund, Inc.):

          Name               Age    Position with Fund          Principal Occupations During Past Five Years
          ----               ---    ------------------          --------------------------------------------
                                                                <C
Paul W. Higgins              54    President and Chief           Managing Director and Head of Private
                                    Executive Officer               Banking Americas, Member of the
                                                                    Executive Committee of Deutsche Bank
                                                                    Americas, Chairman of Bankers Trust Co.
                                                                    Connecticut Ltd., Bankers Trust Florida,
                                                                    N.A., and Bankers Trust International Private
                                                                    Banking Corp.

Hanspeter Ackermann          43    Chief Investment Officer      President of Deutsche Bank Investment
                                                                    Management Inc., Senior International Equity
                                                                    Portfolio Manager of Bankers Trust Co.,
                                                                    President and Managing Partner of Eiger Asset
                                                                    Management (1993-1996), Managing Director and
                                                                    CIO of SBC Portfolio Management International
                                                                    (1983-1993).

Robert R. Gambee             57    Chief Operating Officer       Director (since 1992), First Vice President
                                    and Secretary                   (1987-1991) and Vice President (1978-
                                                                    1986) of Deutsche Bank Securities, Inc.
                                                                    Secretary of Flag Investors Funds, Inc.,
                                                                    Deutsche Bank Investment Management, Inc.
                                                                    (since 1997).

Joseph Cheung                41    Chief Financial Officer       Vice President (since 1996), Assistant Vice
                                    and Treasurer                   President (1994-1996) and Associate (1991-
                                                                    1994) of Deutsche Bank Securities Inc.

         The officers of the Fund are elected annually by the Board of Directors at its meeting following the Annual Meeting of Stockholders.

            The Board unanimously recommends a vote FOR Proposal 1.
--------------------------------------------------------------------------------

         Required Vote. Provided a quorum has been established, the affirmative vote of a plurality of the votes cast at the Meeting is required for the election of each Director.


               PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         A majority of members of the Board of Directors, including a majority of the members of the Board of Directors who are not "interested" Directors (as defined in the 1940 Act) of the Fund, have appointed PricewaterhouseCoopers LLP as independent accountants for the Fund for the fiscal year ending October 31, 2000. The ratification of the appointment of independent accountants is to be voted upon at the Meeting and it is intended that the persons named in the accompanying form of proxy will vote for PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will be present at the Meeting and will have the opportunity to make a statement and is expected to be available to answer appropriate questions concerning the Fund's financial statements.

            The Board unanimously recommends a vote FOR Proposal 2.
--------------------------------------------------------------------------------

         Required Vote. Provided a quorum has been established, the affirmative vote of a majority of the votes cast at the Meeting is required for the ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the Fund for the fiscal year ending October 31, 2000.

                    ADDRESS OF INVESTMENT ADVISER AND MANAGER

         The principal office of Deutsche Asset Management International GmbH, the Fund's Investment Adviser, is located at Mainzer Landstrasse 16, 60325 Frankfurt am Main, Federal Republic of Germany. The corporate office of Deutsche Bank Securities Inc., the Fund's Manager, is located at 31 West 52nd Street, New York, New York 10019.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of May 10, 2000, no person, to the knowledge of management, owned of record or beneficially more than 5% of the outstanding Common Stock of the Fund, other than as set forth below.

       Name and Address                          Amount and Nature            Percent of
      of Beneficial Owner                      of Beneficial Ownership   Outstanding Common Stock
      -------------------                      -----------------------   ------------------------
President and Fellows of Harvard College(1)            800,600                     6.6
c/o Harvard Management Company, Inc.
600 Atlantic Avenue Boston, MA 02210

--------------------------------------------------------------------------------

(1) This information is based exclusively on information provided by such person on Schedule 13G filed with respect to the Fund on February 7, 2000. To the knowledge of management, no other Schedule 13D or 13G had been filed with respect to the Fund as of May 10, 2000 that indicates ownership of record or benefically of more than 5% of the outstanding Common Stock of the Fund.

                                  OTHER MATTERS

         No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders properly come before the meeting, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their discretion.

                              STOCKHOLDER PROPOSALS

         In order for stockholder proposals otherwise satisfying the eligibility requirements of Securities Exchange Commission Rule 14a-8 to be considered for inclusion in the Fund's proxy statement for the 2001 Annual Meeting, the proposals must be received at The Central European Equity Fund, Inc., 31 West 52nd Street, New York, New York, 10019, Attention: Secretary, on or before January 12, 2001.

         In addition, the Fund's Bylaws currently provide that if a stockholder desires to bring business (including director nominations) before the 2001 Annual Meeting, whether or not is is also the subject of a proposal timely submitted for inclusion in the Fund's proxy statement, written notice of such business as prescribed in the Bylaws must be received by the Fund's Secretary between January 12, 2001 and February 11, 2001. For additional requirements, the stockholder may refer to the Bylaws, a current copy of which may be obtained without charge upon request from the Fund's Secretary. If the Fund does not receive timely notice pursuant to the Bylaws, the proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with Securities Exchange Commission Rule 14a-8.

                         EXPENSES OF PROXY SOLICITATION

         The cost of preparing, assembling and mailing material in connection with this solicitation will be borne by the Fund. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund or the Manager or by telephone or telegraph. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation materials to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund has also made arrangements with Morrow & Co., Inc. to assist in the solicitation of proxies, if called upon by the Fund, at an estimated fee of $6,000 plus reimbursement of normal expenses.

                             ANNUAL REPORT DELIVERY

         The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended October 31, 1999 to any stockholder upon request. Such requests should be directed by mail to The Germany Fund, Inc., 31 West 52nd Street, New York, New York 10019 or by telephone to 1-800-GERMANY. Annual reports are also available on the Fund's web site: www.ceefund.com.

                                    Robert R. Gambee
                                    Chief Operating Officer
                                    and Secretary

Dated: May 12, 2000

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND.